Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Tyco International	Tyco International
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

Broadview Security Gary Samberson
(972) 871-3130

TYCO INTERNATIONAL TO ACQUIRE BROADVIEW SECURITY

Broadview to be Combined with Tyco’s ADT Business Creating Stronger

Player in North American Residential and Commercial Security Industry

Acquisition Expected to be Accretive in First Full Year Following Closing

Schaffhausen, Switzerland and Irving, Texas, January 18, 2010 – Tyco International Ltd. (NYSE: TYC) and Brink’s Home Security Holdings, Inc. (NYSE: CFL) today announced a definitive agreement for Tyco to acquire Brink’s Home Security Holdings, now operating as Broadview Security. Following the closing of the transaction, Tyco intends to combine Broadview with Tyco’s ADT security business. The cash and stock transaction is valued at $42.50 per share or approximately $2.0 billion. The transaction has been unanimously approved by the board of directors of each company.

The transaction combines two of the premier companies in the North American residential and commercial security industry. Broadview Security is one of the leading monitored security companies in North America. ADT is the world’s largest electronic security provider. Tyco intends to combine the two businesses under the ADT name.

Excluding transaction and integration-related expenses, Tyco expects the transaction to become accretive to earnings before special items by approximately $0.07 in the first full year after closing, increasing to approximately $0.14 in year two. The combination is expected to result in operating synergies of approximately $150 million.

“This transaction provides us the opportunity to further strengthen our position in the residential and commercial security industry, while advancing Tyco’s overall strategy to increase its presence in its core security, fire and flow control platforms,” said Tyco Chairman and Chief Executive Officer Ed Breen. “Broadview’s strong presence in the North American security market, significant recurring revenue and attractive margins will enhance ADT’s financial performance and support our long-term growth in this large, fragmented and highly competitive industry.”

FOR IMMEDIATE RELEASE

Bob Allen, President and Chief Executive Officer of Broadview said, “We are proud of all we have achieved as a company to increase our customer base, and to grow our revenue and income in a challenging economy. We view this transaction as the culmination of these efforts, providing our shareholders with an attractive premium for their shares, including cash consideration and an opportunity to participate in the future growth of Tyco International.”

“ADT and Broadview are an excellent strategic fit. We have highly complementary product and service offerings, strong sales and marketing organizations and a shared dedication to quality customer service,” said Naren Gursahaney, President of ADT Worldwide. “We expect this combination to result in an even more efficient, more successful ADT.”

Broadview Security has more than 1.3 million recurring revenue accounts throughout North America with annualized revenue of approximately $565 million. ADT has more than 7.4 million recurring revenue accounts globally and generated revenue of $7.0 billion in fiscal 2009. ADT’s North American residential and small business operation, which is the most comparable to Broadview, has 4.8 million recurring revenue accounts and revenue of $2.2 billion in fiscal 2009.

TRANSACTION TERMS

Under the terms of the agreement, for each Brink’s Home Security Holdings share, Brink’s Home Security Holdings shareholders may elect to receive: (1) $42.50 in cash, subject to proration if the elections would result in total cash consideration exceeding approximately 30% of the total merger consideration as described in further detail below; (2) a combination of $12.75 in cash and a fraction of a Tyco share equal to $29.75 divided by the volume-weighted average price of Tyco’s stock on the New York Stock Exchange during the 10-trading day period ending on the fourth full trading day prior to the closing date of the merger, subject to a collar between $32.97 and $40.29; or (3) Tyco shares equal to $42.50 divided by the volume-weighted average price described in (2) above, subject to the same collar. The stock component of the consideration is expected to be tax-free to Brink’s Home Security shareholders. As noted above, in the event the cash consideration to be paid to Brink’s Home Security shareholders in the transaction exceeds approximately 30% of the total merger consideration, which is equal to approximately $584.5 million, plus an amount determined by multiplying $12.75 by the number of Brink’s Home Security options that are exercised prior to closing (the “Available Cash Amount”), shareholders making a cash election will receive a mix of cash and Tyco shares for their shares of Brink’s Home Security common stock in amounts that allow the overall cash consideration to be paid by Tyco to be capped at the Available Cash Amount.

The transaction is expected to close in the second half of Tyco’s fiscal year, which began on September 26, 2009. The transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Act and the approval of Brink’s Home Security Holdings shareholders.

FOR IMMEDIATE RELEASE

CONFERENCE CALL

Tyco will discuss the transaction during a conference call to be held on Tuesday, January 19, 2010 at 8:30AM ET. An accompanying presentation is available on Tyco’s website. The call can be accessed in the following ways:

•	At Tyco’s website: http://investors.tyco.com.

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 455-5685. The telephone dial-in number for participants outside the United States is (773) 799-3896. The participant code is Tyco.

•

An audio replay of the conference call will be available beginning at 10:00AM ET on January 20 and ending on January 26, 2010. The dial-in number for participants in the United States is (888) 562-0226. For participants outside the United States, the replay dial-in number is (203) 369-3740.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2009 revenue of more than $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

ABOUT ADT WORLDWIDE

ADT Worldwide designs, sells, installs, services and monitors electronic security systems for residential, commercial, education, governmental and industrial customers around the world. ADT has a significant presence in North and South America, Europe and the Asia-Pacific region. ADT has 60,000 employees globally and recorded revenue of $7.0 billion in 2009. More ADT information is at www.adt.com.

ABOUT BROADVIEW SECURITY

Brink’s Home Security Holdings, Inc. (NYSE: CFL), operating as Broadview Security, headquartered in Irving, Texas, is one of the premier providers of security system monitoring services for residential and commercial properties in North America. The Company operates throughout the United States and Western Canada and services over 1.3 million customers. For more information, please visit www.brinkshomesecurityholdings.com or www.broadviewsecurity.com.

ADVISORS

Simpson Thacher & Bartlett LLP acted as legal counsel and Citi acted as financial advisor to Tyco in connection with the transaction. Fulbright & Jaworski LLP served as legal counsel and Morgan Stanley & Co. Incorporated served as financial advisor to Brink’s Home Security Holdings.

FOR IMMEDIATE RELEASE

IMPORTANT ADDITIONAL INFORMATION TO BE FILED WITH THE SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction involving Tyco and Brink’s Home Security Holdings will be submitted to the shareholders of Brink’s Home Security Holdings for their consideration. In connection with the proposed merger, Tyco will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Brink’s Home Security Holdings that also constitutes a prospectus of Tyco. The definitive proxy statement/prospectus will be mailed to shareholders of Brink’s Home Security Holdings. INVESTORS AND SECURITY HOLDERS OF BRINK’S HOME SECURITY HOLDINGS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Tyco and Brink’s Home Security Holdings through the web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained, with respect to Tyco, by directing a request to Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s Investor Relations website at http://investors.tyco.com/, under the heading “Investor Relations” and then under the heading “SEC Filings” or, with respect to Brink’s Home Security Holdings, by directing a request to Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at Brink’s Home Security Holdings’ Investor Relations website at http://www.investors.brinkshomesecurity.com.

PARTICIPANTS IN THE SOLICITATION

Tyco, Brink’s Home Security Holdings and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on January 15, 2010. Information regarding Brink’s Home Security Holdings’ directors and executive officers is set forth in Brink’s Home Security Holdings’ proxy statement for its 2009 annual meeting, filed with the SEC on April 7, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SAFE HARBOR

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties, including risks and uncertainties related to the benefits from, or completion of, the proposed merger

FOR IMMEDIATE RELEASE

transaction. Such risks and uncertainties, include, but are not limited to: failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed merger transaction, adverse effects on the market price of our common stock and on our operating results because of a failure to complete the proposed merger transaction, failure to realize the expected benefits of the proposed merger transaction, negative effects of announcement or consummation of the proposed merger transaction on the market price of our common stock, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect the combined companies following the proposed merger transaction; unanticipated expenses such as litigation or legal settlement expenses, and tax law changes. Actual results could differ materially. For further information regarding risks and uncertainties associated with Tyco’s and Brink’s Home Security Holdings’ businesses, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Tyco’s and Brink’s Home Security Holdings’ respective SEC filings, including, but not limited to, their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained, with respect to Tyco, by contacting Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540 or at Tyco’s Investor Relations website at http://investors.tyco.com/ under the heading “Investor Relations” and then under the heading “SEC Filings” and with respect to Brink’s Home Security Holdings, by contacting Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at Brink’s Home Security Holdings’ Investor Relations website at http://www.investors.brinkshomesecurity.com. Neither Tyco nor Brink’s Home Security Holdings undertake any duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

Tyco has provided forward-looking statements regarding the impact that the proposed merger will have on its income from continuing operations before special items (referred to above as earnings before special items), which is a non-GAAP measure and excludes the impact of integration and transaction-related expenses and charges. Tyco’s estimate of its income from continuing operations before special items also excludes special items such as charges and gains related to divestitures, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company. Tyco uses income from continuing operations before special items to assess overall operating performance, and to provide insight to management in evaluating operating plan execution and underlying market conditions. Income from continuing operations before special items is a useful measure for investors because it permits an additional meaningful comparison of Tyco’s underlying operating results and business trends between periods. The difference between income from continuing operations before special items and income from continuing operations (the most comparable GAAP measure) consists of the impact of the special items described above. The limitation of this measure is that it excludes the impact (which may be material) of items that increase or decrease Tyco’s reported income from continuing operations. This limitation is best addressed by using the non-GAAP measure in combination with income from continuing operations before special items in order to better understand the amounts, character and impact of any increase or decrease on reported results.